UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2024

NBT BANCORP INC.
(Exact name of registrant as specified in its charter)

Delaware	000-14703	16-1268674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

52 South Broad Street
Norwich, New York 13815
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (607) 337-2265

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	NBTB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John H. Watt, Jr. Transition

On January 22, 2024, John H. Watt, Jr., President and Chief Executive Officer of NBT Bancorp Inc. (the “Company”) and President and Chief Executive Officer of NBT Bank, N.A. (the “Bank”), notified the Company of that he will step down from such positions effective May 21, 2024 and transition to a non-executive role. Mr. Watt will continue to serve as a member of the Board of Directors (the “Board”) of the Company and will be named Vice Chairman of the Board, effective May 21, 2024. In addition, Mr. Watt will serve as an employee of the Company in an advisory role through December 31, 2024. Mr. Watt’s decision to transition to a non-executive role was not the result of any disagreements with the Company.

Appointment of Scott A. Kingsley as President and Chief Executive Officer

On January 22, 2024, the Board appointed Scott A. Kingsley President and Chief Executive Officer of the Company, effective May 21, 2024.

Mr. Kingsley, age 59, has served as Executive Vice President and Chief Financial Officer of the Company since July 6, 2021. Prior to joining the Company, he was a member of the leadership team at Community Bank System, Inc., where he served as Chief Operating Officer and prior to that as Chief Financial Officer. Mr. Kingsley started his career with PricewaterhouseCoopers and was employed there for eight years before joining the Carlisle Companies, Inc., a large publicly traded manufacturer and distributor, where he served first as Corporate Controller and then as Chief Financial Officer of its Carlisle Engineered Products operating division. A Certified Public Accountant, Mr. Kingsley earned his bachelor’s degree in accounting from Clarkson University. He is a community leader and volunteer, serving on the Crouse Health Foundation Board of Trustees and on the Audit and Finance Committee for the Catholic Diocese of Syracuse.

The appointment of Mr. Kingsley to serve as President and Chief Executive Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Kingsley and any director or executive officer of the Company, and there are no transactions between Mr. Kingsley and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Appointment of Annette L. Burns as Chief Financial Officer

Also on January 22, 2024, the Board approved the promotion of Annette L. Burns to Chief Financial Officer of the Company, effective May 21, 2024.

Ms. Burns, age 51, has served as Chief Accounting Officer of the Company since November 2019. Ms. Burns served as Senior Corporate Controller of the Company from June 2019 to November 2019.  Prior to that, Ms. Burns was the Company’s Corporate Controller from September 2013 to June 2019.  A Certified Public Accountant, Ms. Burns has over 25 years of experience in accounting and finance, including more than 20 years in the banking industry. Ms. Burns earned her bachelor’s degree in business administration from St. Bonaventure University.

The appointment of Ms. Burns to serve as and Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Ms. Burns and any director or executive officer of the Company, and there are no transactions between Ms. Burns and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Watt’s retirement and the appointment of Mr. Kingsley and Ms. Burns is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

Also on January 22, 2024, the Board approved the appointment of Joseph R. Stagliano as President of NBT Bank, N.A., effective May 21, 2024. Mr. Stagliano currently serves as President of Retail Community Banking and Chief Information Officer of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated January 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NBT BANCORP INC.

Date: January 22, 2024	By:	/s/ Scott A. Kingsley
Scott A. Kingsley
Executive Vice President and Chief Financial Officer